UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2017, the Board of Directors (the “Board”) of Hercules Capital, Inc. (the “Company”) elected Jorge Titinger and Brad Koenig as directors of the Company. There are no arrangements or understandings between Mr. Titinger or Mr. Koenig and any other persons pursuant to which they were elected as directors of the Company. Both Mr. Titinger and Mr. Koenig will each be entitled to the applicable annual retainer pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed by the Company. They will also be entitled to enter an indemnification agreement with the Company.

Mr. Titinger’s Board election will be effective at the time of the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) and will fill the position vacated by Susanne Lyons who will be stepping down at the Annual Meeting. His appointment will be ratified at the Annual Meeting as a Class I director for a term expiring in 2020. At the time Mr. Titinger joins the Board, he will be appointed to the Compensation Committee and will serve as chairman.

Mr. Koenig will hold office as a Class II director for a term expiring in 2018. He will serve on the Audit Committee and Nominating and Corporate Governance Committee.

Mr. Koenig brings more than 20 years of technology investment banking experience. Currently, he serves as Founder and CEO of FoodyDirect.com, an online specialty food marketplace. From 2008 to 2011, he was an Advisor at Oak Hill Capital Management, a private equity firm. Previously, Mr. Koenig was at Goldman Sachs as the Head of Global Technology Investment Banking from 1990 to 2005, and the Co-Head of Global Technology, Media and Telecommunications from 2002 to 2005. He started at Goldman Sachs in 1984.

Mr. Koenig currently serves as an Independent Director for Theragenics Corporation, a medical device company serving the surgical products and prostate cancer treatment markets, and for NGP/VAN Software, the leading technology provider to political campaigns and non-profit organizations.

Mr. Koenig received a Bachelor of Arts degree in Economics from Dartmouth College and his Master of Business Administration degree from Harvard Business School.

Mr. Titinger brings more than 30 years of entrepreneurial and executive experience at privately held technology and semiconductor companies, and will serve on the Company’s Compensation Committee. He currently serves as Principal and Founder of Titinger Consulting, a private consulting and advisory service provider focusing on strategy development and execution, board governance, operational transformations and culture changes. From 2012 to 2016, he was President and Chief Executive Officer of Silicon Graphics, a leader in high performance computing. Previously, Mr. Titinger was president and chief executive officer of Verigy, Inc., a provider of advanced automated test systems to the semiconductor industry. Mr. Titinger is a seasoned industry veteran having served in multiple senior executive roles at FormFactor, Inc., KLA-Tencor Corporation, Applied Materials, InSync Systems, Inc., NeTpower, Inc., MIPS Computer Systems/Silicon Graphics, Inc. and Hewlett-Packard Company.

Mr. Titinger currently serves as an Independent Director for Xcerra, a provider of products and services to the semiconductor and electronics manufacturing industry, CalAmp, a pure-play pioneer in the connected vehicle and IoT marketplace and Transtech Glass Investment Ltd., a specialty glass company for the transportation market.

Mr. Titinger received a Bachelor of Science degree in Electrical Engineering and a Master of Science degree in Electrical Engineering and Engineering Management and Business, all three from Stanford University.

Additionally, Ms. Lyons notified the Board that she will not stand for reelection as a director of the Company when her current term expires at the Company’s Annual Meeting. Ms. Lyons is expected to continue to serve the remainder of her term until the date of the Annual Meeting. Ms. Lyons’ decision not to stand for reelection was not the result of any dispute or disagreement relating to the Company’s operations, policies, or practices.

Furthermore, Mr. Manuel Henriquez, Mr. Mark Harris and Mr. Scott Bluestein (each, an “Executive”) entered into retention agreements with the Company pursuant to which, if (1) the Executive’s employment is terminated by the Company without cause or by the Executive for good reason, or (2) the Company becomes an externally managed business development company and the new external advisor does not make a written offer of employment to the Executive or makes a written offer of employment to the Executive that is not on similar terms to the Executive’s current employment with the Company (including, without limitation, authority, responsibilities, base salary, annual bonus opportunity, long term incentive opportunity and retention benefits) and the Executive does not accept such offer then, subject to the Executive’s execution of a release of claims in favor of the Company, each Executive shall be entitled to receive the following benefits:

•	Mr. Henriquez shall be entitled to receive (a) a lump sum payment in an amount equal to two times the sum of (i) annual base salary and (ii) an amount equal to the three-year average annual bonus actually earned by and paid to Mr. Henriquez for the three full performance periods immediately prior to the termination date; (b) any unpaid annual bonus earned with respect to a prior performance period and not yet paid as of the date of termination; (c) a pro rata annual bonus with respect to the performance period in which termination of employment occurs, (d) (x) continued vesting of outstanding equity awards for two years in the case of a termination not in connection with a change in control of the Company or (y) full vesting of outstanding equity awards in the case of a termination in connection with a change in control of the Company and (e) reimbursement of the full amount of COBRA premiums for Mr. Henriquez and his eligible dependents for 18 months following termination of employment.

•	Mr. Harris shall be entitled to receive (a) a lump sum payment in an amount equal to 1.5 times the sum of (i) annual base salary and (ii) an amount equal to the three-year average annual bonus actually earned by and paid to Mr. Harris for the three full performance periods immediately prior to the termination date; (b) any unpaid annual bonus earned with respect to a prior performance period and not yet paid as of the date of termination; (c) a pro rata annual bonus with respect to the performance period in which termination of employment occurs, (d) (x) continued vesting of outstanding equity awards for 1.5 years in the case of a termination not in connection with a change in control of the Company or (y) full vesting of outstanding equity awards in the case of a termination in connection with a change in control of the Company and (e) reimbursement of the full amount of COBRA premiums for Mr. Harris and his eligible dependents for 18 months following termination of employment.

•	Mr. Bluestein shall be entitled to receive (a) a lump sum payment in an amount equal to 1.75 times the sum of (i) annual base salary and (ii) an amount equal to the three-year average annual bonus actually earned by and paid to Mr. Bluestein for the three full performance periods immediately prior to the termination date; (b) any unpaid annual bonus earned with respect to a prior performance period and not yet paid as of the date of termination; (c) a pro rata annual bonus with respect to the performance period in which termination of employment occurs, (d) (x) continued vesting of outstanding equity awards for 1.75 years in the case of a termination not in connection with a change in control of the Company or (y) full vesting of outstanding equity awards in the case of a termination in connection with a change in control of the Company and (e) reimbursement of the full amount of COBRA premiums for Mr. Bluestein and his eligible dependents for 18 months following termination of employment.

The foregoing description of the retention agreements does not purport to be complete and is qualified in its entirety by reference to the retention agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 5.08 Shareholder Director Nominations

2017 Annual Meeting of Stockholders

On October 25, 2017, the Board scheduled the Company’s Annual Meeting for December 13, 2017, which date is more than 30 days from the first anniversary of the date of the Company’s 2016 annual meeting of stockholders that was held on July 7, 2016.

Stockholder Proposals and Director Nominations

Stockholders may submit proposals on matters appropriate for stockholder action, including director nominations, at our annual meetings consistent with regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”) and the Company’s bylaws. Because the date of the Annual Meeting is more than 30 days from the first anniversary of the date of the 2016 meeting, such shareholder proposals must be received by the Company within a reasonable time before the Company begins to print and send proxy material for the Annual Meeting. In order to be considered timely, shareholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card relating to the Annual Meeting must have been received by the Company no later than November 5, 2017. Any such proposal must have also met the requirements set forth in the Company’s bylaws and the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for the Annual Meeting.

Item 8.01. Other Events

On October 26, 2017, the Company issued a press release announcing the election of Mr. Titinger and Mr. Koenig to the Company’s Board of Directors. The text of the press release is included as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Retention Agreement, dated as of October 26, 2017, by and between Hercules Capital, Inc. and Manual Henriquez.

10.2	Retention Agreement, dated as of October 26, 2017, by and between Hercules Capital, Inc. and Mark Harris.

10.3	Retention Agreement, dated as of October 26, 2017, by and between Hercules Capital, Inc. and Scott Bluestein.

99.1	Press Release dated October 26, 2017.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Retention Agreement, dated as of October 26, 2017, by and between Hercules Capital, Inc. and Manual Henriquez.

10.2	Retention Agreement, dated as of October 26, 2017, by and between Hercules Capital, Inc. and Mark Harris.

10.3	Retention Agreement, dated as of October 26, 2017, by and between Hercules Capital, Inc. and Scott Bluestein.

99.1	Press Release dated October 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

October 26, 2017
	By:	/s/ Melanie Grace
Melanie Grace
General Counsel